                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (Amendment No.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement             [_] CONFIDENTIAL, FOR USE OF THE
                                                COMMISSION ONLY (AS PERMITTED
                                                BY RULE 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                               THE ROUSE COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14a.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:


        ------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:


        ------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

    (5) Total fee paid:

        ------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        -----------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

    (3) Filing Party:

        -----------------------------------------------------------------------

    (4) Date Filed:

        -----------------------------------------------------------------------

Notes:

                               THE ROUSE COMPANY

                         10275 LITTLE PATUXENT PARKWAY
                         COLUMBIA, MARYLAND 21044-3456

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO THE HOLDERS OF COMMON STOCK:

  The Annual Meeting of Stockholders of The Rouse Company is called to be held on Thursday, May 11, 1995, at 11:00 a.m. at The Rouse Company Building, Columbia, Maryland, for the following purposes:

  (a) Election of directors to hold office until the next Annual Meeting of Stockholders and until their respective successors are duly elected and qualify; and

  (b) Consideration of such other business as may properly come before the meeting.

  Holders of Common Stock of the Company as of the close of business on March 3, 1995 will be entitled to notice of, and to vote at, the meeting. The stock transfer books will not be closed.

  For the convenience of stockholders, a form of proxy is enclosed. You are urged to complete and return the proxy.

                                          By Order of the Board of Directors

                                             Richard G. McCauley
                                                  Secretary

March 31, 1995

                               THE ROUSE COMPANY

                         10275 LITTLE PATUXENT PARKWAY
                         COLUMBIA, MARYLAND 21044-3456

                                PROXY STATEMENT

                (FIRST MAILED TO STOCKHOLDERS ON MARCH 31, 1995)

  This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of The Rouse Company (the "Company") to be voted at the Annual Meeting of Stockholders on May 11, 1995 and at any adjournment or adjournments thereof (the "meeting"). The solicitation of proxies generally will be by mail and by directors, officers and regular employees of the Company. In some instances, solicitation may be made by telephone, telegraph or other means. All costs incurred in connection with the solicitation of proxies will be borne by the Company. Arrangements may be made with brokers and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals, and the Company may reimburse them for reasonable out-of-pocket and clerical expenses. The Company has retained Georgeson & Company, Inc. to assist in the solicitation of proxies from stockholders for a fee of approximately $7,000 plus a charge for contacting specific stockholders and reasonable out-of-pocket expenses and disbursements.

  Each properly executed proxy will be voted in accordance with the instructions marked on it. In the absence of specific instructions, a proxy will be voted for the election of directors and nominees listed in the Proxy Statement, in accordance with the Board of Directors' recommendation as to any proposal listed in the Proxy Statement and in the best discretion of the proxy holders as to any other matters, including, but not limited to, the election of one or more persons to fill any vacancy that exists on the Board of Directors at the time of the meeting or any adjournment or adjournments thereof. Any proxy given pursuant to this solicitation may be revoked by the stockholder at any time prior to exercise of the proxy. Such right of revocation is not limited or subject to compliance with any formal procedure.

  Directors are elected by a plurality of the votes cast by the holders of shares of Common Stock of the Company, par value $.01 per share ("Common Stock"), present in person or represented by proxy at the meeting, at which a quorum is present. For purposes of the election of directors, abstentions and broker non-votes are not considered to be votes cast and do not affect the plurality vote required for directors.

  On March 3, 1995, the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting of Stockholders, the Company had outstanding and entitled to vote 47,783,546 shares of Common Stock. This class of stock has no cumulative voting rights, and each issued and outstanding share of Common Stock is entitled to one vote at the meeting and any adjournment or adjournments thereof.

  The Annual Report of the Company, including financial statements for the fiscal year ended December 31, 1994, has been mailed to all stockholders with this Proxy Statement or delivered separately prior to receipt of this Proxy Statement. You may receive, without charge, a copy of the Company's 1994 Form 10-K as filed with the Securities and Exchange Commission by contacting David
L. Tripp, Vice-President and Director of Investor Relations, The Rouse Company, 10275 Little Patuxent Parkway, Columbia, Maryland 21044-3456.

                   ELECTION OF DIRECTORS AND RELATED MATTERS

  It is proposed that 10 directors be elected at the meeting, each to serve until the next Annual Meeting of Stockholders and until his or her successor is duly elected and qualified.

  If one or more of the nominees is unable to serve for any reason or if a vacancy otherwise exists on the Board of Directors, the holders of proxies solicited hereby reserve the right to nominate and vote for any other person or persons of their choice. Certain information as to the nominees follows:

                                                      DIRECTORSHIPS HELD IN OTHER
                         PRINCIPAL OCCUPATION AND       COMPANIES WITH PUBLICLY
 NAME, AGE AND YEAR      BUSINESS OR PROFESSIONAL      HELD SECURITIES AND NON-
   IN WHICH FIRST       EXPERIENCE DURING THE PAST              PROFIT
ELECTED A DIRECTOR(1)           FIVE YEARS                 ORGANIZATIONS(2)
---------------------   --------------------------    ---------------------------
David H. Benson, 57    Member of the Board,          British Gas plc; Harrow
   1987                Kleinwort Benson Group plc,   Corporation; Kleinwort
                       a bank holding company, and   Benson Group plc; Kleinwort
                       Chairman of the Board,        Charter Investment Trust
                       Kleinwort Charter Investment  plc; Trustee, Charities
                       Trust plc, and Trustee, The   Official Investment Fund;
                       Pilot Funds, management       Leach International, Inc.;
                       investment companies;         Marshall Cavendish Ltd.; and
                       formerly, Vice Chairman of    Trustee, The Pilot Funds
                       the Board, Kleinwort Benson
                       Group plc
Jeremiah E. Casey, 55  Chief Executive, USA, Allied  Allied Irish Banks plc;
   1990                Irish Banks plc, and          First Maryland Bancorp;
                       Chairman of the Board of      Director and President,
                       First Maryland Bancorp and    Associated Catholic
                       its banking subsidiaries      Charities of Baltimore;
                                                     Trustee, Mercy Medical
                                                     Center; Trustee, The Walters
                                                     Art Gallery; and Director of
                                                     each of the following
                                                     entities: The Atlantic
                                                     Council of the United
                                                     States; Children's Research
                                                     and Healing Center, Inc.;
                                                     Ireland-United States
                                                     Council for Commerce &
                                                     Industry, Inc.; Irish
                                                     Educational Development
                                                     Foundation, Inc.; The
                                                     Kennedy Kreiger Institute,
                                                     Inc.; United Way of Central
                                                     Maryland; and The World
                                                     Trade Center Institute

                                                        DIRECTORSHIPS HELD IN OTHER
                           PRINCIPAL OCCUPATION AND       COMPANIES WITH PUBLICLY
   NAME, AGE AND YEAR      BUSINESS OR PROFESSIONAL      HELD SECURITIES AND NON-
     IN WHICH FIRST       EXPERIENCE DURING THE PAST              PROFIT
 ELECTED A DIRECTOR(1)            FIVE YEARS                 ORGANIZATIONS(2)
 ---------------------    --------------------------    ---------------------------
 Anthony W. Deering, 50  Director, President and       Kleinwort Benson Holdings
    1993                 Chief Executive Officer of    Inc.; T. Rowe Price Fixed
                         the Company; formerly,        Income and International
                         President and Chief           Mutual Funds; Trustee,
                         Operating Officer of the      Baltimore Museum of Art;
                         Company; Executive            Trustee, Friends School of
                         Vice-President, Finance and   Baltimore; Member, Mayor's
                         Administration and Chief      Business Advisory Council;
                         Financial Officer of the      and Trustee, Parks and
                         Company; and Senior Vice-     People Foundation of The
                         President and Chief           Foundation for Baltimore
                         Financial Officer of the      Recreation and Parks
                         Company
 Rohit M. Desai, 56      Chairman of the Board and     Sunglass Hut International,
    1980                 President, Desai Capital      Inc.
                         Management Incorporated
                         ("DCMI"), a specialized
                         investment firm managing
                         assets of various
                         institutional clients, and
                         Managing General Partner of
                         Rohit M. Desai Associates
                         and Rohit M. Desai
                         Associates-II, which are the
                         general partners,
                         respectively, of Equity-
                         Linked Investors, L.P.
                         ("ELI") and Equity-Linked
                         Investors - II ("ELI-II"),
                         New York partnerships for
                         institutional investors
                         (DCMI is an adviser to ELI
                         and ELI-II)
 Mathias J. DeVito, 64   Chairman of the Board of the  First Maryland Bancorp;
    1972                 Company; formerly, Chairman   USAir Group, Inc.; Chairman
                         of the Board and Chief        of the Board, Baltimore
                         Executive Officer of the      Empowerment Management
                         Company, and Chairman of the  Corporation; Member,
                         Board, President and Chief    Business Committee for the
                         Executive Officer of the      Arts, Inc.; Member, Greater
                         Company                       Baltimore Committee; and
                                                       Trustee, Maryland Institute,
                                                       College of Art

                                                      DIRECTORSHIPS HELD IN OTHER
                         PRINCIPAL OCCUPATION AND       COMPANIES WITH PUBLICLY
 NAME, AGE AND YEAR      BUSINESS OR PROFESSIONAL      HELD SECURITIES AND NON-
   IN WHICH FIRST       EXPERIENCE DURING THE PAST              PROFIT
ELECTED A DIRECTOR(1)           FIVE YEARS                 ORGANIZATIONS(2)
---------------------   --------------------------    ---------------------------
Juanita T. James, 42   Senior Vice-President, Book-  Charter Trustee, Princeton
   1989                of-the-Month Club, Inc., a    University; Member, Advisory
                       subsidiary of Time Warner     Council, Bethune-Cookman
                       Inc.; formerly, President     College; and Member,
                       and Chief Executive Officer,  National Coalition of 100
                       Time-Life Libraries,          Black Women
                       Incorporated, and Vice-
                       President for Human
                       Resources of Time-Life
                       Books, Inc.
Thomas J. McHugh, 63   President, McHugh             Philadelphia Consolidated
   1980                Associates, Inc., a           Holding Corp.; and Vice
                       registered investment         Chairman and Trustee, St.
                       adviser                       Joseph's University
Hanne M. Merriman, 53  Retail Business Consultant,   AnnTaylor Stores
   1992                Hanne Merriman Associates, a  Corporation; CIPSCO
                       retail consulting firm;       Incorporated; State Farm
                       formerly, President and       Mutual Automobile Insurance
                       Chief Operating Officer of    Company; T. Rowe Price
                       Nan Duskin, Inc., a women's   Mutual Funds; USAir Group,
                       specialty store, and          Inc.; Trustee, American-
                       President and Chief           Scandinavian Foundation; and
                       Executive Officer of          Member, National Women's
                       Honeybee, Inc., a retailing   Forum
                       business
Roger W. Schipke, 58   Chairman of the Board and     The Brunswick Corporation;
   1992                Chief Executive Officer,      Legg Mason, Inc.; Mohawk
                       Sunbeam-Oster Company, Inc.,  Industries; and Sunbeam-
                       a corporation that engages    Oster Company, Inc.
                       in the sale of various
                       consumer products; formerly,
                       Chairman of the Board,
                       President and Chief
                       Executive Officer, The
                       Ryland Group, Inc., and
                       Senior Vice-President of
                       G.E. Co., with worldwide
                       responsibility for appliance
                       products

                                                         DIRECTORSHIPS HELD IN OTHER
                            PRINCIPAL OCCUPATION AND       COMPANIES WITH PUBLICLY
   NAME, AGE AND YEAR       BUSINESS OR PROFESSIONAL      HELD SECURITIES AND NON-
     IN WHICH FIRST        EXPERIENCE DURING THE PAST              PROFIT
 ELECTED A DIRECTOR(1)             FIVE YEARS                 ORGANIZATIONS(2)
 ---------------------     --------------------------    ---------------------------
Alexander B. Trowbridge,  President, Trowbridge         The Gillette Co.; Harris
   65                     Partners, Inc., a             Corp.; ICOS Corp.; New
   1985                   corporation that engages in   England Mutual Life
                          the consulting business;      Insurance Co.; PHH
                          formerly, President of the    Corporation; Sun Company,
                          National Association of       Inc.; Sun Resorts
                          Manufacturers, a national     International Ltd.; and WMX
                          trade association that        Technologies, Inc. Also
                          represents its members on     serves as a director of
                          national public policy        several publicly owned
                          issues                        mutual funds managed by
                                                        Warburg Pincus Counsellors,
                                                        Inc. Also, Trustee, The
                                                        Aspen Institute; and
                                                        Trustee, Phillips Academy
                                                        Andover

--------
(1) There exist no family relationships between any of the director-nominees or between any of such nominees and any executive officer of the Company.

(2) All corporations identified have securities registered under the Securities Exchange Act of 1934, as amended, except for non-profit organizations, the companies identified with respect to Mr. Benson and New England Mutual Life Insurance Co. and State Farm Mutual Automobile Insurance Company, both of which are mutual insurance companies.

  The Board of Directors has established three permanent committees of the Board--the Audit, Executive and Personnel Committees--to perform certain designated functions.

  The Audit Committee, composed of Messrs. Desai (Chairman), Benson, DeVito and Schipke, and Ms. James and Ms. Merriman, recommends to the Board of Directors the appointment of the Company's independent certified public accountants, reviews the year-end financial statements and related matters with management and the Company's independent certified public accountants and independent real estate consultants, reviews the Company's Form 10-K Annual Report filed with the Securities and Exchange Commission and reviews such accounting and auditing issues concerning the Company and its subsidiaries and affiliates as may be deemed appropriate. The Audit Committee held four meetings during 1994.

  The Executive Committee, composed of Messrs. DeVito (Chairman), Casey, Desai, McHugh and Trowbridge and Ms. James, takes action with respect to approved projects and corporate financings of the Company, such special matters as may be delegated to it by the Board and any other appropriate matters that arise between Board meetings. In addition, this Committee serves as a nominating committee. In this capacity, the Executive Committee determines the criteria and qualifications for membership on the Board of Directors, develops an orderly process for nominating persons to fill vacancies on the Board, considers nominees for election to the Board and makes recommendations regarding the compensation of directors. Stockholders may submit to the Secretary of the Company names of nominees for membership on the Board of Directors to be considered by the Executive Committee. Section 2.05 of the Company's Bylaws generally provides that nominations shall be made not more than 90 days nor less than 60 days before the scheduled date of a stockholders meeting at which directors are to be elected and specifies information that the stockholder must provide at the time of the nomination. The Executive Committee held four meetings during 1994.

  The Personnel Committee, composed of Messrs. McHugh (Chairman), Casey and Trowbridge, reviews and makes recommendations to the Board regarding the compensation programs of the Company, including the compensation of its executive officers, and reviews and approves grants of stock options under the Company's stock plans. See "Personnel Committee Report on Executive Officer Compensation" below. This Committee also has responsibility for the appointment and review of the performance of an investment manager or managers for Pension Plan assets, the direction of the Pension Plan trustee with respect to the investment of Pension Plan assets, the provision for proper communications with Pension Plan participants and their beneficiaries and the review and approval of amendments to the Pension Plan that do not significantly increase the Company's funding costs or that are required to maintain the Pension Plan's compliance with federal or state law or regulations. In addition, the Personnel Committee has general oversight responsibility for The Rouse Company Supplemental Retirement Benefit Plan. The Supplemental Plan provides supplemental benefits for those eligible employees whose benefits under the Company's qualified Pension Plan and Savings Plan are limited due to federal tax and pension limitations, and also permits eligible employees to defer all or any portion of their annual incentive cash bonus. The Personnel Committee held three meetings during 1994.

  During 1994, the Board of Directors of the Company held four meetings in addition to the 11 meetings held by Board Committees. During their respective terms as directors, all directors of the Company attended 75% or more of the aggregate of all Board meetings and all meetings of Committees of which they were a member.

  The following table sets forth the number of shares of Common Stock and Series A Convertible Preferred Stock beneficially owned by each named executive officer (see Summary Compensation Table below), director and nominee for director of the Company, by all directors and executive officers of the Company as a group and by all persons, to the knowledge of the Company, beneficially owning more than five percent (5%) of Company Common Stock or Series A Convertible Preferred Stock.

             EQUITY SECURITIES BENEFICIALLY OWNED ON MARCH 1, 1995

                                                      SERIES A CONVERTIBLE
                              COMMON STOCK               PREFERRED STOCK
                          --------------------------- ------------------------
                                          PERCENT OF               PERCENT OF
 NAME OF BENEFICIAL OWNER NUMBER OF         SHARES    NUMBER OF      SHARES
   OR IDENTITY OF GROUP    SHARES         OUTSTANDING  SHARES      OUTSTANDING
 ------------------------ ---------       ----------- ---------    -----------
NAMED EXECUTIVE OFFI-
 CERS(1)
Bruce D. Alexander.......   245,914              (2)        --            --
Anthony W. Deering.......   601,379(3)          1.22%     3,500           (2)
Mathias J. DeVito........   916,419(4)          1.86%       --            --
Richard G. McCauley......   175,880              (2)        202           (2)
Douglas A. McGregor......   439,220              (2)        --            --
DIRECTORS(5)
David H. Benson..........     7,350(5)(6)        (2)        --            --
Jeremiah E. Casey........     9,500(5)           (2)        --            --
Anthony W. Deering....... See above        See above  See above     See above
Rohit M. Desai........... 1,909,007(5)(7)       3.88%   140,000(7)       3.11%
Mathias J. DeVito........ See above        See above        --            --

                                                         SERIES A CONVERTIBLE
                                 COMMON STOCK               PREFERRED STOCK
                             --------------------------- ---------------------
                                             PERCENT OF            PERCENT OF
  NAME OF BENEFICIAL OWNER   NUMBER OF         SHARES    NUMBER OF   SHARES
    OR IDENTITY OF GROUP      SHARES         OUTSTANDING  SHARES   OUTSTANDING
  ------------------------   ---------       ----------- --------- -----------
Juanita T. James............     6,200(5)          (2)        --       --
Thomas J. McHugh............    16,000(5)          (2)        --       --
Hanne M. Merriman...........     6,500(5)          (2)        --       --
Roger W. Schipke............    12,500(5)          (2)        --       --
Alexander B. Trowbridge.....     6,450(5)          (2)        --       --
All executive officers and
 directors as a group
 (22 persons)............... 4,990,284(8)       10.11%    144,852     3.22%
NAME AND ADDRESS OF OTHER
5% HOLDERS OF COMMON STOCK
Ariel Capital Management,
Inc......................... 3,887,560(9)        8.17%
307 N. Michigan Avenue,
Suite 500
Chicago, Illinois 60601
Cohen & Steers Capital Man-
agement Inc................. 2,571,100(10)       5.40%
757 Third Avenue
New York, New York 10017
Franklin Resources, Inc..... 3,186,280(11)       6.69%
777 Mariners Island Boule-
vard
San Mateo, California 94404
J.P. Morgan & Co. Incorpo-
rated....................... 2,823,509(12)       5.94%
60 Wall Street
New York, New York 10260
Onroerend Goed
Belegginsmaatschappij
 Omlandia B.V. ............. 2,381,000(13)       5.01%
Coolsingel 120
NL-3011 AG
Rotterdam The Netherlands
Wanger Asset Management,
L.P., and Wanger Asset
  Management, Ltd. and
  Ralph  Wanger............. 2,746,500(14)       5.77%
227 West Monroe, Suite 3000
Chicago, Illinois 60606
NAME AND ADDRESS OF 5% HOLDER OF
SERIES A CONVERTIBLE PREFERRED STOCK
Pier 17 Realty Holding Com-
pany, Inc...................   456,159          10.13%
c/o Morgan Guaranty Trust
Company of New York
522 Fifth Avenue
New York, New York 10036

--------
 (1) With respect to the named executive officers of the Company, includes (i) 458,000 shares of Common Stock subject to stock options granted under the Company's 1985 and 1990 Stock Option Plans and 1994 Stock Incentive Plan that either are presently exercisable or will become exercisable within 60 days of March 1, 1995, (ii) with respect to such named executive officers' accounts under The Rouse Company Savings Plan as of February 6, 1995, 43,828 shares of Common Stock and an additional 477 shares of Common Stock that are issuable if the 202 shares of Series A Convertible Preferred Stock held in the account of a named executive officer were converted,
     (iii) 5,589 shares of Common Stock that are issuable if the Company's 5 3/4% Convertible Subordinated Debentures due 2002 that are beneficially held by a named executive officer were converted, and (iv) 8,235 shares of Common Stock that are issuable if 3,500 shares of the Company's Series A Convertible Preferred Stock directly owned by a named executive officer were converted. Also includes 287,796 shares of Common Stock owned directly or indirectly by spouses of named executive officers, children who share the same residence and certain other family members, as to which shares the named executive officers in some instances disclaim beneficial ownership. Unless otherwise indicated below, and with the exception of shares owned by spouses, children and certain other family members, each of the beneficial owners indicates that he has sole voting and dispositive powers.

 (2) Beneficial ownership does not exceed one percent of the shares of Common Stock or Series A Convertible Preferred Stock outstanding.

 (3) Includes 5,589 shares of Common Stock that are issuable if the Company's 5 3/4% Convertible Subordinated Debentures due 2002 that are beneficially held by Mr. Deering were converted. Also includes 8,235 shares of Common Stock that are issuable if the Company's Series A Convertible Preferred Stock that is beneficially held by Mr. Deering were converted. Includes 56,610 shares that are owned by a Foundation of which Mr. Deering is the Trustee. Mr. Deering disclaims beneficial ownership of the shares that are owned by the Foundation.

 (4) Includes 148,100 shares that are in trusts for Mr. DeVito's children and other descendants and as to which shares Mr. DeVito has no voting or dispositive power. Also includes 54,300 shares that are owned by a Foundation of which Mr. DeVito is a Trustee and has shared voting and dispositive powers. Mr. DeVito disclaims beneficial ownership of the shares in both the trusts and the Foundation.

 (5) Includes 6,000 shares of Rouse Company Common Stock subject to stock options granted under the Company's 1994 Stock Incentive Plan to each non-employee director. All of the options are presently exercisable.

 (6) Includes 450 shares of Common Stock owned directly by Mr. Benson's spouse, as to which shares he disclaims beneficial ownership. Mrs. Benson has sole voting and dispositive powers with respect to such shares. Does not include 181,025 shares of Common Stock that, as of March 1, 1995, are owned and held in accounts managed by Kleinwort Benson Investment Management Limited or its affiliates, all of which are subsidiaries of Kleinwort Benson Group plc. Mr. Benson is a member of the Board of Kleinwort Benson Group plc. Mr. Benson has no voting or dispositive power with respect to such shares and disclaims beneficial ownership of them.

 (7) Includes 1,500 shares directly owned by Mr. Desai. Mr. Desai disclaims beneficial ownership as to all other shares. Desai Capital Management Incorporated, of which Mr. Desai is Chairman of the Board and President, has dispositive power on behalf of clients with respect to 1,090,000 shares of Common Stock, 140,000 shares of Series A Convertible Preferred Stock and $13.8 million principal amount of the Company's 5 3/4% Convertible Subordinated Debentures due 2002. The 5 3/4% Debentures are convertible into 482,096 shares of Common Stock. The Series A Convertible Preferred Stock is
    convertible into 329,411 shares of Common Stock. The number of shares of Common Stock includes those shares that are issuable upon conversion of the Series A Convertible Preferred Stock and the 5 3/4% Debentures.

 (8) Includes 635,931 shares of Common Stock subject to stock options granted under the Company's 1985 and 1990 Stock Option Plans and 1994 Stock Incentive Plan that either are presently exercisable or will become exercisable within 60 days of March 1, 1995. With respect to executive officers' accounts under The Rouse Company Savings Plan as of February 6, 1995, includes 70,472 shares of Common Stock and an additional 3,183 shares of Common Stock that are issuable if 1,352 shares of Series A Convertible Preferred Stock held in the accounts of such executive officers were converted. Also includes 487,685 shares of Common Stock that are issuable if the Company's 5 3/4% Convertible Subordinated Debentures due 2002 that are attributable to one director and one executive officer were converted, and 337,646 shares of Common Stock that are issuable if 143,500 shares of the Company's Series A Convertible Preferred Stock attributable to one director and one executive officer (other than shares held in The Rouse Company Savings Plan) were converted. Does not include 181,025 shares of Common Stock of the Company that, as of March 1, 1995, are owned and held in accounts managed by Kleinwort Benson Investment Management Limited or its affiliates, all of which are subsidiaries of Kleinwort Benson Group plc. See Footnote (6) above.

 (9) Represents shares beneficially held as of December 31, 1994 by Ariel Capital Management, Inc., which has sole voting power with respect to 2,824,155 shares, shared voting power with respect to 224,030 shares and sole dispositive power with respect to all 3,887,560 shares.

(10) Represents shares beneficially held as of January 18, 1995 by Cohen & Steers Capital Management Inc., which has sole voting power with respect to 2,292,700 shares and sole dispositive power with respect to all 2,571,100 shares.

(11) Represents shares beneficially held as of December 31, 1994 by Franklin Resources, Inc., which has sole voting and dispositive power with respect to all 3,186,280 shares.

(12) Represents shares beneficially held as of December 30, 1994 by J.P. Morgan & Co. Incorporated, which has sole voting power with respect to 2,804,679 shares and sole dispositive power with respect to all 2,823,509 shares.

(13) Represents shares beneficially held as of December 31, 1994 by Onroerend Goed Belegginsmaatschappij Omlandia B.V. ("Omlandia"), a Dutch private limited liability company. Rodamco North America B.V. ("Rodamco North America"), a Dutch private limited liability company, owns 100% of the outstanding securities of Omlandia. Rodamco N.V., a Dutch public limited liability company, owns 80% of the outstanding securities of Rodamco North America. Omlandia, Rodamco North America and Rodamco N.V. have shared voting power and shared dispositive power with respect to all of the 2,381,000 shares.

(14) Represents shares beneficially held as of December 31, 1994 by Wanger Asset Management, L.P., Wanger Asset Management, Ltd. and Ralph Wanger. Mr. Wanger and both firms have shared voting and dispositive power with respect to all of the 2,746,500 shares.

          PERSONNEL COMMITTEE REPORT ON EXECUTIVE OFFICER COMPENSATION

  The Personnel Committee of the Board of Directors (the "Committee") is pleased to present its report on executive compensation for 1994. The Committee is composed of three outside directors of the Company and is responsible for reviewing and making recommendations to the Board generally with respect to the compensation of the Company's executive officers. The Board of Directors reviews these recommendations and approves all executive compensation actions with the exception of grants of stock options which, as approved by stockholders and the Board, are made by the Committee under the Company's Stock Option and Stock Incentive Plans.

OVERALL COMPENSATION PHILOSOPHY AND OBJECTIVES

  The Company has developed an overall compensation program and specific compensation plans which are designed to enhance corporate performance and thus stockholder value, by aligning the financial interests of executives with those of its stockholders. This linkage is established by tying a significant portion of executive compensation to the Company's success in meeting specified performance goals adopted annually as described below. In pursuit of these overall objectives, the structure and scope of the Company's compensation program are designed to attract to the Company and retain the best possible executive talent; to motivate these executives to achieve specific performance goals which are integral to the Company's business plan approved by its Board of Directors; to reinforce and link executive and stockholder interests through equity-based plans; and finally to provide a compensation package that recognizes individual performance in conjunction with overall corporate performance.

  The Committee has primary responsibility for evaluating the Company's overall compensation program and specific compensation plans and establishing compensation policies that meet the objectives described above. Periodically, the Committee's deliberations include a comprehensive review by independent compensation consultants having a broad, national practice, conducted under the direction of the Committee, assessing the design and effectiveness of the Company's compensation programs and comparing the Company's executive compensation and corporate performance to comparable corporations that define its competitive marketplace for executive talent.

  In 1993 such a comprehensive review was conducted by William M. Mercer, Incorporated (the "Compensation Consultant"), which issued its report and recommendations to the Committee. The Compensation Consultant's Report included the results of a comprehensive study of competitive compensation practices, surveying the real estate industry generally and reviewing in depth twelve major real estate firms deemed to be most comparable to the Company (including four firms that are included in the peer group used in the current Performance Graph) and nine real estate investment trusts ("REITs") with assets that include retail centers. The study also included the executive compensation practices of national corporations whose comparability is based on asset size and market capitalization and other corporations identified through the Compensation Consultant's review of 1993 proxy statements and long-term incentive survey. The Report's primary focus was upon current competitive compensation practices for the Company's executive officers and most senior management positions, and included a detailed review and recommendations with respect to the overall design, effectiveness and competitiveness of the Company's annual and long-term incentive compensation programs.

  The recommendations for all types of executive compensation reflected compensation practices among the real estate industry generally, the twelve major real estate firms and the comparable national corporations. With respect to the long-term incentive stock plans, the recommendations also reflected compensation practices among the nine REITs referred to above and the results of the Compensation Consultant's review of 1993 proxy statements and its long-term incentive survey. References in this report to "comparable companies," "competitive pay," "competitive ranges" and the like refer to the comparison groups described above, as applicable to the particular type of compensation.

  In addition to reviewing and giving careful consideration to the results of reports of independent compensation consultants, the Committee considers the performance of the Company in its industry as compared to the performance of competitive companies surveyed. The Committee also uses its discretion when, in its judgment, external, internal or an individual's circumstances are deemed relevant. These periodic compensation reviews permit an ongoing evaluation of the link between the Company's performance and its executive compensation in the context of the compensation programs of comparable companies.

  The Committee reviews and makes recommendations to the Board with respect to the compensation of the Chief Executive Officer and the other executive officers of the Company. In connection with the comprehensive review of the Company's compensation programs described above, the Committee considered the Compensation Consultant's recommendations and the specific recommendations of Mr. DeVito with respect to proposed salaries, bonus levels and long-term incentive stock compensation for the other executive officers. With respect to Mr. DeVito, the Committee considered the Compensation Consultant's recommended parameters for salary, bonus level and long-term incentive stock compensation. The Committee provided recommendations to the Board, which were consistent with the recommendations of the Compensation Consultant and Mr. DeVito. The Board approved the Committee's recommendations.

  In reviewing the individual performance of the Company's executive officers (other than the Chief Executive Officer), the Committee and the Board each year take into account the views of Mr. DeVito to whom, as Chief Executive Officer during 1994, these officers were responsible. Mr. DeVito's recommendations with respect to proposed salaries, bonuses and stock option grants for the executive officers for 1994 were concurred in by the Committee and approved by the Board.

PRINCIPAL COMPONENTS OF EXECUTIVE COMPENSATION

  The principal elements of the Company's executive compensation program consist of both annual and long-term programs and include base salary and annual incentive cash bonus, and at appropriate intervals, long-term incentive compensation in the form of stock option and stock bonus grants. The Company also provides medical, pension and other fringe benefits generally available to Company employees.

BASE SALARIES

  Base salaries for executive officers are determined by evaluating the responsibilities of the position held and the experience of the individual, and aligning such salaries with reference to market data and periodic independent compensation consultant recommendations with respect to the competitive marketplace for executive talent. In addition to comparing base salary compensation of other companies, consideration is given to the relative overall corporate performance of the Company in relation to its competitors in the industry, with the objective of achieving and maintaining a higher level of performance than industry averages through establishing high performance standards and setting base executive salaries in the Company within the top quartile of base salaries at comparable companies.

  Upon being aligned appropriately as described above, annual salary adjustments, if any, are determined by evaluating the performance of the Company and its executive officers, and by taking into account any additional or new responsibilities assumed by individual executive officers in connection with promotions or organizational changes. Whether salaries should be adjusted in a particular year, and the amount thereof, is determined largely upon recommendation from the Chief Executive Officer to the Personnel Committee, and upon recommendation by that Committee to the Board with respect to all executive officers, based principally on overall corporate performance and with reference to the overall corporate salary budgets established for the Company as a whole.

  Mr. DeVito, Chairman and Chief Executive Officer of the Company during 1994, received an increase in his 1994 salary to $700,000. The Committee recommended this salary based upon the excellent performance of the Company in the preceding year and the recommendations of the Compensation Consultant as to appropriate salary parameters. The Board approved the Committee's recommendation.

ANNUAL INCENTIVE BONUS

  The Company's executive officers and other key persons are eligible for an annual cash bonus under the Incentive Compensation Plan, which was approved a number of years ago by the Board of Directors. While the number of persons who are eligible for such bonuses varies from year to year, approximately 250-300 persons have participated each year.

  Under the Plan, the bonus awards of the executive officers of the Company as a group are based in whole or in part upon the Company's annual corporate objectives as evaluated by the Board. The bonus awards of Messrs. DeVito, Deering and McGregor for 1994 were determined based on the Board's overall evaluation of corporate performance. The bonus awards of the other executive officers for 1994 were based 50% on the Board's overall evaluation of corporate performance and 50% on individual performance. The maximum incentive bonus potential for executive officers under the 1994 Plan ranged from 60% to 90% of salary according to position, subject to the Board's discretion to grant special supplemental bonus awards in exceptional cases based upon extraordinary performance, and subject further to overall limitations on aggregate bonus payments to all participants which may result in no bonuses being awarded for the applicable year.

  As part of the Board's annual review of the principal business objectives of the Company's five-year business plan, a set of annual corporate objectives, assigned individual relative weightings, is recommended by the Chief Executive Officer to the Executive Committee of the Board of Directors, which in turn makes recommendations to the Board for final approval. The specific targeted objectives are set at challenging levels, so that substantially achieving earnings and other corporate objectives would represent good performance; for excellent performance, achieving higher levels of performance for earnings and other objectives is required. As shown by the relative weightings approved for 1994 as shown in parentheses, these Board-approved objectives, on which the executive officers' bonuses are wholly or partially based, place heavy emphasis on objectives regarding earnings results and financial position (totalling 72 1/2%), including specific earnings targets for total corporate and individual business segment Earnings Before Depreciation and Deferred Taxes ("EBDDT") as well as for Columbia land sales and income property earnings, and specific objectives relating to corporate liquidity and cash position and internal staffing and related costs. Additional corporate objectives included specific strategic near- and long-term objectives for 1994 (totalling 27 1/2%) relating to capital expenditures and leasing, retail center construction and openings, future retail and office development, retail center acquisitions or management agreements and annual human resource equal opportunity goals.

  For 1994, the Board of Directors determined that the Company had achieved excellent results for the year, meeting or significantly exceeding its targeted corporate performance objectives overall for the year. Based on these results, the Board of Directors awarded to Mr. DeVito a bonus of $630,000, representing 90% of his base salary, the full potential incentive bonus payment under the provisions of the Company's Incentive Bonus Plan. The other executive officers were awarded bonuses for 1994 ranging from 48.5% to 82.5% of their 1994 salaries based on the same evaluation of corporate performance and, in certain instances, their individual performance.

LONG-TERM INCENTIVE STOCK PLANS

  The Company's long-term incentive stock program includes the Company's 1985 and 1990 Stock Bonus Plans, 1985 and 1990 Stock Option Plans and 1994 Stock Incentive Plan, all approved by stockholders. The purpose of these stock programs has been to provide a meaningful equity interest in the Company to proven senior Company executives and other key executives in a format which is designed to retain these executives and align their financial interests with those of stockholders. This stock program has been utilized by the Company over several decades and is targeted compositely to achieve overall long-term incentive compensation within the top quartile of comparable long-term executive compensation.

STOCK BONUS AWARDS

  The Board of Directors is authorized to grant stock bonus awards and make related loans upon such terms and conditions as they may approve. These grants are made following review by and upon recommendation of the Committee, which has available to it upon request the services of independent compensation specialists providing data and advice to assist it in making these recommendations. Stock bonus awards have been made periodically to executive officers and a small group of other executives in the Company upon consultation with and recommendation of the Chief Executive Officer.

  In determining whether and how many shares should be awarded, the Committee has available the compensation history, including amounts and terms of previous stock bonus awards, of the executive officers. In making grants, the Committee principally considers such grant history for the preceding three years together with approved ranges of annualized values using the formula guidelines recommended by the Compensation Consultant and referred to below. It has been the practice of the Company to make these stock bonus awards subject to restrictions which cause forfeiture of the applicable shares in the event the executive recipient voluntarily leaves the employ of the Company. The term over which these restrictions have applied typically is five to seven years, with installments of share amounts becoming free of restrictions over a period sufficient to incentivize the continuance of employment of those executives deemed key to the performance of the Company and building stockholder value over the longer term.

  In conjunction with and in order to facilitate the payment of taxes payable by the recipients in connection with these restricted stock grants, the Company in most instances has made loans to recipients, subject to annual payment of interest and to subsequent forgiveness in annual installments dependent upon continued employment in the Company, typically over a period of five or more years.

  In 1993, based on the Compensation Consultant's Report, the Board established a competitive range of annualized values of long-term incentives for each of the executive officer positions as a multiple of base salary. Mr. DeVito received no bonus stock award in 1994.

STOCK OPTIONS

  Stock options may be granted by the Committee to the Company's executive officers and to other key executives with such frequency and, subject to certain terms and limitations as set forth in the Plan, as approved by the Committee under and subject to the oversight of the Board of Directors. Based upon market data, the prior grant history for each person, independent consultants' advice and management's recommendations, the Committee approves the size of stock option awards using approved award size criteria which, together with other long-term incentive programs, are designed to place the Company within the top quartile of competitive long-term compensation pay for comparable companies.

  Stock options are granted for terms not exceeding 10 years, with an exercise price equal to the market price of the Common Stock on the date of grant or the closing price of the Common Stock the day before, and typically are granted subject to vesting in installments of share amounts over a three- to five-year period. Stock options thus are designed to align the interests of executives with those of Company stockholders, since no benefit inures to the employee unless stock price appreciation occurs over a number of years.

  In 1994, grants of stock options for a total of 327,500 shares were made to all executive officers except for Mr. DeVito. The amount of such grants fell within approved market-based competitive ranges of annualized values of long-term compensation established for each executive officer position. Individually, the size of each such grant was based upon a multiple of base salary, using a two-year stock option grant value guideline and utilizing the Black-Scholes method of valuing options. Details concerning grants made in 1994 to the named executive officers are set forth below in the table entitled "Option Grants in Last Fiscal Year."

DEDUCTIBILITY OF CERTAIN EXECUTIVE COMPENSATION EXPENSE UNDER FEDERAL TAX LAWS

  The Committee has considered the impact of newly enacted provisions of the Internal Revenue Code of 1986 (the "Code") that in certain circumstances disallow compensation deductions in excess of $1 million for any year with respect to the Company's Chief Executive Officer and its four other most highly compensated officers. This disallowance provision does not apply to performance-based compensation.

  While the Company expects that this provision will not limit its tax deductions for executive compensation in the near term, The Rouse Company 1994 Stock Incentive Plan (the "Plan") enables the Company to comply, to the extent deemed advisable, with the Code's requirements for performance-based compensation to insure that the Company will be able to avail itself of all deductions otherwise available with respect to stock awards made under the Plan.

CONCLUSION

  Through the programs described above, a very significant portion of the Company's executive compensation is linked directly to corporate performance. The Personnel Committee intends to continue the policy of linking executive compensation to corporate performance in order to continue to align the interests of executives with those of Company stockholders.

                                          Thomas J. McHugh, Chairman
                                          Jeremiah E. Casey
                                          Alexander B. Trowbridge

                             EXECUTIVE COMPENSATION

  The following table sets forth information concerning the annual and long-term compensation for services in all capacities to the Company for the years ended December 31, 1994, 1993 and 1992 of those persons who were the Chief Executive Officer and the four other most highly compensated officers of the Company in 1994. The amounts reported below under the columns captioned "Salary," "Bonus," "Restricted Stock Awards" and "Securities Underlying Options" are payable under and in accordance with the Company's annual and long-term compensation plans as described above in the "Personnel Committee Report on Executive Officer Compensation." No stock appreciation rights ("SARs") were granted during 1992-1994, nor have any SARs been granted at any time in prior years.

                           SUMMARY COMPENSATION TABLE

                                                                LONG-TERM
                                                              COMPENSATION
                                   ANNUAL COMPENSATION           AWARDS
                                   ---------------------- ------------------------
                                                          RESTRICTED    SECURITIES
            NAME                                            STOCK       UNDERLYING  ALL OTHER
        AND PRINCIPAL                                      AWARD(S)      OPTIONS   COMPENSATION
          POSITION            YEAR SALARY ($)   BONUS ($)    ($)           (#)         ($)
        -------------         ---- ----------   --------- ----------    ---------- ------------
Mathias J. DeVito             1994  700,000      630,000       None         None        4,620(7)
Chairman of the Board and     1993  548,625      438,900       None      100,000       92,497(8)(9)
Chief Executive Officer(1)    1992  548,625      438,900       None         None    3,114,364(9)(10)
Anthony W. Deering            1994  500,000      412,500       None(4)    50,000      180,245(7)
President and Chief           1993  450,000(3)   315,000  1,256,250(3)    75,000       54,497(8)
Operating Officer(2)          1992  341,000      250,000       None         None      122,364(10)
Douglas A. McGregor           1994  400,000      300,000       None(5)    30,000       54,620(7)
Executive Vice-President for  1993  358,000(6)   232,700    456,250(6)    25,000       54,497(8)
Development and Operations    1992  341,000      221,650       None         None      122,364(10)
Bruce D. Alexander            1994  310,000      172,050       None       22,500        4,620(7)
Senior Vice-President and     1993  288,750      158,815       None       50,000        4,497(8)
Director of New Business      1992  288,750      158,800       None         None       72,364(10)
Richard G. McCauley           1994  300,000      147,750       None       22,500        4,620(7)
Senior Vice-President,        1993  288,750      158,815       None       40,000        4,497(8)
General Counsel and Secre-    1992  288,750      158,800       None         None       72,364(10)
tary

--------
 (1) Mr. DeVito retired as Chief Executive Officer and from his employment with the Company on February 23, 1995. He continues to serve as Chairman of the Company's Board of Directors.

 (2) During 1994, Mr. Deering was President and Chief Operating Officer of the Company. Mr. Deering was elected as Chief Executive Officer on February 23, 1995 upon Mr. DeVito's retirement from this position.

 (3) In February, 1993, in conjunction with the election of Mr. Deering as President and Chief Operating Officer of the Company, the Board of Directors adjusted his salary and, acting pursuant to the Company's 1990 Stock Bonus Plan, awarded Mr. Deering 75,000 shares of Common Stock (the "1993 Bonus Shares"). Ownership of the 1993 Bonus Shares vests 10% on January 2nd of 1994, 1995 and

    1996, 15% on January 2nd of 1997 and 1998, and 20% on January 2nd of 1999 and 2000. Any 1993 Bonus Shares that have not vested will be forfeited if the recipient leaves the Company's employ for any reason other than death, disability or discharge without good cause (which is defined to include certain changes in control of the Company). Dividends are paid on the restricted shares.

 (4) As of December 31, 1994, Mr. Deering had aggregate restricted shareholdings of 102,500 shares of Common Stock having a value, based on the value of the Company's shares on that date, of $1,973,125.

 (5) As of December 31, 1994, Mr. McGregor had aggregate restricted shareholdings of 60,000 shares of Common Stock having a value, based on the value of the Company's shares on that date, of $1,155,000.

 (6) In September, 1993, in conjunction with Mr. McGregor's assumption of expanded responsibilities as Executive Vice-President for Development and Operations, the Board of Directors adjusted his salary, and acting pursuant to the Company's 1990 Stock Bonus Plan, awarded Mr. McGregor 25,000 shares of Common Stock (the "1993 Bonus Shares"). Ownership of the 1993 Bonus Shares vests 25% on September 23rd in each of the years 1995, 1996, 1997 and 1998. Any 1993 Bonus Shares that have not vested will be forfeited if the recipient leaves the Company's employ for any reason other than death, disability or discharge without good cause (which is defined to include certain changes in control of the Company). Dividends are paid on the restricted shares.

 (7) Includes installments on loans by the Company relating to restricted stock awards under the Company's 1990 Stock Bonus Plan. Installments were forgiven by the Company during 1994 in the amount of $175,625 as to Mr. Deering and $50,000 as to Mr. McGregor. Also includes matching contributions available to employees of the Company generally under the Company's 401(k) Savings Plan in the amount of $4,620 for each of the named executive officers.

 (8) Includes installments on loans by the Company relating to restricted stock awards under the Company's 1990 Stock Bonus Plan. Installments were forgiven by the Company during 1993 in the amount of $50,000 as to both Messrs. Deering and McGregor. Also includes matching contributions available to employees of the Company generally under the Company's 401(k) Savings Plan in the amount of $4,497 for each of the named executive officers.

 (9) Includes distributions of $2,940,000 in 1992 and $88,000 in 1993 as partial payment of Mr. DeVito's vested pension benefits that had accrued under the Company's Pension Plan and Supplemental Retirement Benefit Plan during his more than 24 years of service to the Company. The distributions were approved by the Board of Directors as part of an agreement intended to remove any detriment in respect to Mr. DeVito's pension benefit resulting from his continuing to serve the Company after attaining age 62 in August, 1992, the normal retirement age at which full benefits become payable under the Company's retirement plans. The agreement relating to certain of Mr. DeVito's retirement benefits, including the distributions referred to above, is described below in "Employment Contracts and Termination of Employment and Change of Control Arrangements."

(10) Includes installments on loans by the Company relating to restricted stock awards under the Company's 1985 Stock Bonus Plan or 1990 Stock Bonus Plan, which installments were forgiven by the Company during 1992 in the following amounts: $170,000 as to Mr. DeVito; $118,000 as to both Messrs. Deering and McGregor; and $68,000 as to both Messrs. Alexander and McCauley. Also includes matching contributions available to employees of the Company generally under the Company's 401(k) Savings Plan in the amount of $4,364 for each of the named executive officers.

                     OPTIONS AND STOCK APPRECIATION RIGHTS

  The following table summarizes information relating to stock option grants during 1994 to the executive officers named in the Summary Compensation Table. No SARs have been granted at any time under the Company's Stock Option or Stock Incentive Plans to any of the named executive officers or any other Company employee.
                       OPTION GRANTS IN LAST FISCAL YEAR

                            INDIVIDUAL GRANTS
--------------------------------------------------------------------------
                     NUMBER OF
                     SECURITIES  % OF TOTAL
                     UNDERLYING   OPTIONS                          GRANT
                      OPTIONS    GRANTED TO  EXERCISE               DATE
                      GRANTED   EMPLOYEES IN   PRICE   EXPIRATION PRESENT
       NAME            (#)(1)   FISCAL YEAR  ($/SHARE)    DATE    VALUE(2)
       ----          ---------- ------------ --------- ---------- --------
Mathias J. DeVito        None       None        None       None       None
Anthony W. Deering     50,000        9.7       19.00    9/21/04   $280,500
Douglas A. McGregor    30,000        5.8       19.00    9/21/04   $168,300
Bruce D. Alexander     22,500        4.3       19.00    9/21/04   $126,225
Richard G. McCauley    22,500        4.3       19.00    9/21/04   $126,225

--------
(1) All of the shares were granted on September 22, 1994, and are exercisable as to 25% of the shares granted on September 22nd in each of the years 1996 through 1999.
(2) These values are based on the Black-Scholes option pricing model, which produces a per option share value as of September 22, 1994, the grant date, of $5.61 using the following assumptions: options exercised after 7 years, stock price volatility of .27719, dividend yield of 3.68% and an interest rate of 7.39%, which was the 7-year Treasury note rate at the time of grant. No adjustments have been made for forfeitures or nontransferability. The actual value, if any, that the executive officer will realize from these options will depend solely on the increase in the stock price over the $19.00 exercise price when the options are exercised.

  The following table summarizes information relating to stock option exercises during 1994 and the number and value of unexercised stock options previously granted to the executive officers named in the Summary Compensation Table. As previously indicated, no SARs have been granted at any time under the Company's stock plans to any of the named executive officers or any other Company employee.

    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                   NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                              SHARES              UNDERLYING UNEXERCISED    IN-THE-MONEY OPTIONS(1)
                           ACQUIRED ON   VALUE     OPTIONS AT FY-END (#)         AT FY-END ($)
  NAME                     EXERCISE (#) REALIZED EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
  ----                     ------------ -------- ------------------------- -------------------------
Mathias J. DeVito              None        None       125,334/ 94,666                  None/none
Anthony W. Deering              300      $2,338        69,500/155,500          $172,500/$127,500
Douglas A. McGregor             300      $2,263        69,500/ 85,500          $172,500/$122,500
Bruce D. Alexander             None        None        39,500/ 83,000                None/$5,625
Richard G. McCauley            None        None        39,500/ 73,000                None/$5,625

--------
(1) An "in-the-money" stock option is an option for which the market price, on December 30, 1994, of Company Common Stock underlying the option exceeds the exercise price (i.e., the market price of Company Common Stock on the date the option was granted). The value shown represents stock price appreciation, if any, since the grant date of the option.

                         COMPARATIVE STOCK PERFORMANCE

  The following graph compares the cumulative total stockholder return on the Common Stock of the Company for the last five fiscal years with the cumulative total return on the S&P 500 Index and a Peer Group of real estate companies identified below. The graph assumes that $100 is invested initially and all dividends are reinvested.


                 COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
                            AMONG THE ROUSE COMPANY
                            S&P 500 AND PEER GROUP

                        PERFORMANCE GRAPH APPEARS HERE


Measurement Period           THE ROUSE         S&P          PEER
(Fiscal Year Covered)        COMPANY           500          GROUP
---------------------        ---------------   ---------    ----------
Measurement Pt-12/31/1989    $100              $100         $100
FYE 12/31/1990               $ 57              $ 97         $ 54
FYE 12/31/1991               $ 74              $126         $ 49
FYE 12/31/1992               $ 75              $136         $ 34
FYE 12/31/1993               $ 77              $150         $ 38
FYE 12/31/1994               $ 87              $152         $ 33


  The Peer Group consists of the following publicly traded real estate companies: Bramalea Ltd., Cambridge Shopping Centers, Catellus Development Corp., Crown America Realty Trust, Federal Realty Investment Trust, First Union Realty, Forest City Enterprises, General Growth Properties, Inc., Kimco Realty, Koger Properties, Simon Property Group, Inc., Taubman Centers, Inc., Trizec Corporation Ltd., Urban Shopping Centers, Inc. and Weingarten Realty Investment.

                    EMPLOYMENT CONTRACTS AND TERMINATION OF
                EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

  The Company entered into an Agreement with Mr. DeVito, dated September 24, 1992 (the "Pension Agreement"), to remove any economic detriment with respect to his vested pension benefits under the Company's Supplemental Retirement Benefit Plan (the "Supplemental Plan") and Pension Plan resulting from his continuing to serve the Company after he attained the normal retirement age of 62 in August, 1992. Mr. DeVito was given the right to withdraw his entire benefit under the Supplemental Plan. With respect to his benefit under the Pension Plan and the portion of his vested pension benefit under the Supplemental Plan that Mr. DeVito did not withdraw, the Company agreed to pay him interest based on Pension Benefit Guaranty Corporation rates. The Company also agreed to pay Mr. DeVito upon his retirement or other termination of employment an additional lump sum equal to any decline in the present value of his benefits under the Pension Plan after the date of the Pension Agreement.

  On November 30, 1994, the Company entered into an agreement with Mr. DeVito in connection with his retirement as Chief Executive Officer and retirement from employment with the Company that became effective on February 23, 1995 (the "Retirement Agreement"). Under the Retirement Agreement, Mr. DeVito received a special retirement bonus of $1,605,358, which was paid in a lump sum on February 23, 1995.

  Mr. DeVito continues to serve as Chairman of the Board of Directors of the Company. In that capacity, Mr. DeVito will preside over meetings of the Board of Directors and stockholders of the Company, serve as Chairman of the Executive Committee and a member of the Audit Committee of the Board, and oversee the Contributions Committee of the Company. Mr. DeVito will also be available to consult with management of the Company and undertake certain specific advisory services at the request of the Board of Directors or the Chief Executive Officer. For his services as Chairman of the Board as described above, and in lieu of any other directors' fees, Mr. DeVito will receive an annual fee of $100,000 through December 31, 1997, at which time the Board will review Mr. DeVito's role as Chairman. The Company will also provide appropriate office space and secretarial and other support to Mr. DeVito and will reimburse him for expenses incurred in connection with his responsibilities as Chairman.

  With respect to all named executive officers, stock option grants, bonus stock grants and related loans under the Company's Stock Option, Stock Bonus and Stock Incentive Plans provide that any non-vested portion of a stock option grant will vest, any remaining restrictions upon bonus stock shares will be released and any related loan balance will be forgiven if the person dies, becomes disabled, retires on or after the normal retirement age of 62 or is discharged without good cause (which is defined to include certain changes in control of the Company). If such an event were to occur with respect to an executive officer, all stock options not yet exercised, as set forth above in the table captioned "Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values," would become vested, and the outstanding principal loan balances set forth below in "Indebtedness of Executive Officers" would be forgiven. In addition, Mr. Deering and Mr. McGregor would have forfeiture restrictions released on 302,500 and 60,000 shares, respectively, of bonus stock.

  The Company also has a severance plan available on a non-discriminatory basis to all employees, including executive officers, that provides benefits for involuntary terminations of employment, except for discharges for cause or disciplinary reasons. Severance pay generally is equal to one week's salary for each six months (or portion of six months) of service performed in the first three years of employment and one week's salary for each full or partial year worked in excess of three years. Group medical and life insurance coverage also are continued at no cost to the individual for up to 90 days.

                       INDEBTEDNESS OF EXECUTIVE OFFICERS

  In November, 1990, upon the elections of Anthony W. Deering and Douglas A. McGregor as Executive Vice-Presidents of the Company, the Board of Directors awarded Messrs. Deering and McGregor shares of Common Stock pursuant to the Company's 1990 Stock Bonus Plan. In February, 1993, upon the election of Mr. Deering as President and Chief Operating Officer, the Board of Directors awarded Mr. Deering shares of Common Stock pursuant to the Company's 1990 Stock Bonus Plan. In September, 1993, the Board of Directors, acting pursuant to the Company's 1990 Stock Bonus Plan, awarded shares of Common Stock as incentive awards to certain of the Company's executive officers in conjunction with a reorganization of the responsibilities of senior management, which included the election of eight new Senior Vice-Presidents. In February, 1995, upon the election of Mr. Deering as Chief Executive Officer, the Board of Directors awarded Mr. Deering shares of Common Stock pursuant to the Company's 1994 Stock Incentive Plan. In connection with such grants of bonus stock and to assist the recipients in paying related tax and other obligations, the Board of Directors approved loans to such executive officers. Each loan is to be forgiven, except as to interest, in either four or five equal annual installments if the person continues to serve the Company.

  In March, 1989, the Personnel Committee of the Board of Directors granted stock options to Messrs. Kassolis, Minutoli, Riedy and Smalley (elected as Senior Vice-Presidents in 1993) pursuant to the Company's 1990 Stock Option Plan. At the same time, the Board of Directors authorized loans to each person to be made in connection with the exercise of the options. Subsequently, the terms of the options were modified by the Board or the Personnel Committee to permit, as an alternative, open market purchases of the same number of shares of Common Stock and loans in the amount of the open market purchases. Each loan is to be forgiven, except as to interest, in five equal annual installments if the person continues to serve the Company.

  The following table lists those executive officers who received loans in connection with the bonus stock grants and the stock option grants described in the two preceding paragraphs, and whose maximum indebtedness to the Company from January 1, 1994 through March 3, 1995 exceeded $60,000:


                                                         MAXIMUM
                                                        PRINCIPAL
                                                        AMOUNT OF
                                                          LOANS     PRINCIPAL
                                                       OUTSTANDING   AMOUNT
                                                       FROM 1-1-94  OF LOANS
       NAME OF                 RELATIONSHIP              THROUGH   OUTSTANDING
     INDIVIDUAL                WITH COMPANY             3-3-95(1)   ON 3-3-95
     ----------                ------------            ----------- -----------
 Anthony W. Deering  President and Chief Executive     $2,326,875  $2,326,875
                     Officer
 Jeffrey H. Donahue  Senior Vice-President, Chief         131,939     131,939
                     Financial Officer and Director
                     of the Finance Division
 Duke S. Kassolis    Senior Vice-President and            179,375     179,375
                     Director of Office and Mixed-
                     Use Operations
 Paul I. Latta, Jr.  Senior Vice-President and            166,250     166,250
                     Director of Retail Operations
 Douglas A. McGregor Executive Vice-President for         337,500     287,500
                     Development and Operations
 Robert Minutoli     Senior Vice-President and            281,422     253,701
                     Director of Acquisitions
 Robert D. Riedy     Senior Vice-President and            174,743     174,743
                     Director of Retail Leasing
 Alton J. Scavo      Senior Vice-President, Director      166,250     166,250
                     of the Community Development
                     Division and General Manager of
                     Columbia
 Jerome D. Smalley   Senior Vice-President and            271,050     248,850
                     Director of the Commercial and
                     Office Development Division
 George L. Yungmann  Senior Vice-President,               118,750     118,750
                     Controller and Director of the
                     Controller's Division

--------
(1) Interest accrues on the principal amount of the outstanding loans and is payable on December 31st of each year. The interest rate on all the loans is 6% per year, except that the interest rate on the loans relating to the stock bonus grants that were made in September, 1993 is 5.35% per year.

                                  PENSION PLAN

  The persons named in the Summary Compensation Table participate in the Company's noncontributory Pension Plan, which is a career average plan. The Pension Plan provides for a combination of "past service" benefits and "future service" benefits. The past service benefit is (i) 1.15% of the lower of the employee's 1991 gross earnings or "high 3 average" direct cash compensation (defined generally as cash compensation

(including any deferred cash bonus) plus non-cash taxable amounts relating to bonus share grants that were made prior to January 1, 1989 and certain loan forgiveness relating to these bonus share grants) up to the Social Security covered compensation level, plus (ii) 1.65% of the lower of the employee's 1991 gross earnings or "high 3 average" direct cash compensation over the Social Security covered compensation level, multiplied by the employee's years of service prior to January 1, 1992. For each year of service commencing after December 31, 1991 (future service), the employee receives an annual benefit accrual of 1.15% of the employee's annual direct cash compensation up to the Social Security covered compensation level, plus 1.65% of the employee's annual direct cash compensation over the Social Security covered compensation level.

  The Company also maintains its Supplemental Plan primarily to provide for the payment of retirement benefits to those eligible Company employees whose pension benefit under the Pension Plan, described above, would be limited to amounts less than the Pension Plan would normally provide due to tax and pension laws enacted since 1982. The Supplemental Plan is a nonqualified, unfunded plan, and benefits are payable from the general assets of the Company. The primary purpose of the Supplemental Plan is to insure that the total retirement benefits of affected employees payable under both pension plans (the "Plans") are determined on the same basis, so that the retirement benefits to be received are no more or less than what could have been received by affected employees under the Pension Plan but for the enactment since 1982 of federal tax and pension laws limiting such benefits.

  Messrs. Alexander, Deering, McCauley and McGregor have, respectively, 25, 22, 23 and 23 credited years of service under the Plans, and their estimated annual benefits payable under such Plans at the normal retirement age of 62 (assuming each continues to live and receives his 1995 rate of compensation to retirement) are $282,560, $379,103, $255,289 and $309,302, respectively. Mr.
DeVito had 26 credited years of service under the Plans. Upon his retirement as Chief Executive Officer on February 23, 1995, Mr. DeVito was entitled to receive his accrued benefit under the Plans, which was $575,598 per year. See "Employment Contracts and Termination of Employment and Change of Control Arrangements" above for a description of agreements between Mr. DeVito and the Company regarding certain payments supplementing such annual benefit payable under the Plans.

  All benefits payable under the Pension Plan are subject to certain limitations contained in the Internal Revenue Code of 1986 and the regulations promulgated thereunder. The limit on benefits for 1994 was $118,800 as to any individual who retired at the normal retirement age.

                     DIRECTORS' FEES AND OTHER TRANSACTIONS

  Under current Company policy, an annual fee of $27,500 is paid to each director of the Company (other than Mr. DeVito) who is not employed by the Company on a full-time or other basis, and the Chairman of a Board Committee receives an additional annual fee of $3,000. Each director (other than Mr. DeVito) also is paid a fee of $1,250 for attendance at any meeting of the Board and $1,000 for attendance at any meeting of a Committee of the Board or for special assignments. Mr. DeVito receives an annual fee of $100,000 for his services as Chairman of the Board of Directors, Chairman of the Executive Committee and a member of the Audit Committee and for advisory services rendered to the Company. See "Employment Contracts and Termination of Employment and Change of Control Arrangements" above.

  Directors who retire from the Board after serving for at least 5 years will receive an annual retirement income beginning at age 70 equal to one-half of the annual fee paid to directors as such fee is established from time to time.

  On March 4, 1994, the Board of Directors adopted The Rouse Company 1994 Stock Incentive Plan (the "Plan"). The Plan was approved by the stockholders on May 12, 1994. Pursuant to Article VII of the Plan, non-employee directors receive 5,000-share grants of the Company's Common Stock upon their initial election, and each director receives an additional 1,000-share grant upon re-election as a director at each subsequent annual meeting.

  David H. Benson is a member of the Board of Kleinwort Benson Group plc (together with its subsidiaries and affiliates, "Kleinwort Benson"), and his interest in the matters described below arises solely from such position. The Company has investment banking relationships with Kleinwort Benson under which the Company maintains a revolving credit facility with Kleinwort Benson and is indebted to Kleinwort Benson for certain loans. In addition, Kleinwort Benson assists from time to time in obtaining various forms of financing for the Company.

  Transactions between the Company and certain companies with which Jeremiah E. Casey is associated are described under "Compensation Committee Interlocks and Insider Participation" below.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  During 1994, the persons who served on the Personnel Committee of the Board were Jeremiah E. Casey, Thomas J. McHugh and Alexander B. Trowbridge. Mr. Casey, Chairman of the Board of First Maryland Bancorp and its principal subsidiary The First National Bank of Maryland, is a member of the Personnel Committee, which Committee has certain responsibilities relating to the compensation of executive officers of the Company. See "Personnel Committee Report on Executive Officer Compensation" above. Mathias J. DeVito, Chairman of the Board and Chief Executive Officer of the Company during 1994, is a director of First Maryland Bancorp. Mr. DeVito also is a member of the Management and Compensation Committee of First Maryland Bancorp, which Committee reviews and recommends compensation arrangements for executive officers, including Mr. Casey.

  The Company maintains various banking relationships with The First National Bank of Maryland (the "Bank") involving depositary accounts, the issuance of letters of credit, the purchase of short-term, high quality money market instruments from the Bank and other cash management services. The Bank also serves as the transfer agent for the Company's Common Stock and Series A Convertible Preferred Stock. Further, subsidiaries and affiliates of the Company are indebted to the Bank for certain loans. In addition, the Bank leases space at various locations in Maryland from subsidiaries and affiliates of the Company. Mr. Casey's interest in these matters arises solely from the positions he holds with the Bank and its parent First Maryland Bancorp.

                 STOCKHOLDER PROPOSALS FOR 1996 ANNUAL MEETING

  The Company provides all stockholders with the opportunity, under certain circumstances and consistent with SEC Rule 14a-8, to participate in the governance of the Company by submitting proposals that they believe merit consideration at the annual meeting of stockholders to be held in May, 1996. To enable management adequately to analyze and respond to proposals and to prepare appropriate proposals for presentation in the Company's Proxy Statement for the 1996 annual meeting, any such proposal must be received by the Company by December 1, 1995, addressed to the attention of its Secretary at its principal place of business in Columbia, Maryland.

                               ACCOUNTING MATTERS

  The Board of Directors first appointed KPMG Peat Marwick LLP as its auditors in December, 1956. The audit services rendered by KPMG Peat Marwick LLP for the fiscal year ended December 31, 1994 included: examination of the financial statements of the Company and its subsidiaries, review of unaudited quarterly financial information, consultation in connection with the preparation of the Annual Report to Stockholders and the filing of the Form 10-K Annual Report with the Securities and Exchange Commission, issuance of reports of compliance with debt and other agreements, and consultation with Company personnel on accounting and related matters.

  Representatives of KPMG Peat Marwick LLP will attend the Annual Meeting of Stockholders, will have an opportunity to make a statement and will be available to respond to appropriate questions submitted by stockholders.

                                 OTHER MATTERS

  Management is not aware of any other matters that may be brought before the meeting. If any matters properly come before the meeting, including, but not limited to, the election of one or more persons to fill any vacancy that exists on the Board of Directors at the time of the meeting or any adjournment or adjournments thereof, the proxy holders will vote in accordance with their judgment as to the best interests of the Company with respect to such matters.

                               THE ROUSE COMPANY
          Proxy Solicited on Behalf of the Board of Directors--Annual
                     Meeting of Stockholders--May 11, 1995

        The undersigned holder of the Common Stock of The Rouse Company (the "Company") acknowledges receipt of the Proxy Statement and Notice of Annual Meeting of Stockholders, dated March 31, 1995, and hereby constitutes and appoints Anthony W. Deering, President and Chief Executive Officer of the Company, and Richard G. McCauley, Senior Vice-President, General Counsel and Secretary of the Company, or either of them acting singly in the absence of the other, the true and lawful proxy or proxies for and in the name of the undersigned to vote the shares of Common Stock that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Thursday, May 11, 1995, and at any adjournment or adjournments thereof.

        The Board of Directors recommends a vote FOR the election of all nominees for directors. Please mark votes (x) in black or blue ink.

(a) Election of Directors

FOR all nominees      [_]        WITHHOLD VOTE ON           [_]
listed below                     all nominees listed below.
(except as marked to
the contrary below)

David H. Benson, Jeremiah E. Casey, Anthony W. Deering, Rohit M. Desai, Mathias J. DeVito, Juanita T. James, Thomas J. McHugh, Hanne M. Merriman, Roger W. Schipke and Alexander B. Trowbridge

Instructions: To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below.

--------------------------------------------------------------------------------

                                                    (Please turn this card over)

(Please sign, date and return this proxy in the enclosed postage prepaid envelope.)

(b) IN THEIR DISCRETION on such other matters as may properly come before the meeting, including, but not limited to, the election of one or more persons to fill any vacancy that exists on the Board of Directors at the time of the Annual Meeting of Stockholders or any adjournment or adjournments thereof.

        Shares represented by all properly executed proxies will be voted in accordance with the instructions appearing on this proxy. In the absence of specific instructions, proxies will be voted FOR the election of Directors and in the best discretion of the proxy holders as to any other matters.

                          Execute proxy exactly as your name appears on this form. If stock is registered in more than one name, each joint owner should sign. When signing as trustee, executor or other fiduciary, please so indicate.)

                          Dated:                                  , 1995
                                ----------------------------------

                          ---------------------------------------- (SEAL)

                          ---------------------------------------- (SEAL)
                                           Signature